www.TractorSupply.com

TRACTOR SUPPLY COMPANY ANNOUNCES 14.8% DIVIDEND INCREASE,
MARKING EIGHTH CONSECUTIVE YEAR OF DIVIDEND INCREASES

Brentwood, Tenn., May 10, 2018 - Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retail store chain in the United States, today announced that its Board of Directors declared a quarterly cash dividend of $0.31 per share of the Company’s common stock, up from the previous $0.27 per share, which represents a 14.8% increase.

“For the eighth consecutive year, we are pleased to increase the dividend as we look to return cash to our shareholders. The Board continues to have confidence in Tractor Supply’s ability to execute its ONETractor strategy and deliver sustainable cash generation and long-term growth,” said Cynthia Jamison, Tractor Supply Company’s Chairman of the Board.

The dividend will be paid on June 12, 2018, to stockholders of record as of the close of business on May 29, 2018.

About Tractor Supply Company
Tractor Supply Company (NASDAQ: TSCO) is in its 80th year of operation and, since being founded in 1938, has grown to become the largest rural lifestyle retail store chain in the United States. With more than 28,000 team members, over 1,700 stores in 49 states and an e-commerce website, Tractor Supply is passionate about serving its unique niche, as a one-stop shop for recreational farmers, ranchers and all those who enjoy living the rural lifestyle. Tractor Supply offers an extensive mix of products necessary to care for home, land, pets and animals with a focus on product localization, exclusive brands and legendary customer service that addresses the needs of the Out Here lifestyle. The Company leverages its physical store assets with digital capabilities to offer customers the convenience of purchasing products they need anytime, anywhere and any way they choose at the everyday prices they deserve. At March 31, 2018, the Company operated 1,700 Tractor Supply stores in 49 states and an e-commerce website at www.TractorSupply.com.

Tractor Supply Company also owns and operates Petsense, a small-box pet specialty supply retailer focused on meeting the needs of pet owners, primarily in small and mid-size communities, and offering a variety of pet products and services. At March 31, 2018, the Company operated 172 Petsense stores in 27 states. For more information on Petsense, visit www.Petsense.com.

Forward Looking Statements
As with any business, all phases of the Company’s operations are subject to influences outside its control. This information contains certain forward-looking statements, including statements regarding the Company’s ability to execute its business plan and deliver sustainable cash flow and growth. These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include, without limitation, national, regional and local economic conditions affecting consumer spending, the timing and acceptance of new products in the stores, the timing and mix of goods sold, weather conditions, the seasonal nature of the business, transportation costs, including but not limited to, carrier rates and fuel costs, purchase price volatility (including inflationary and deflationary pressures), the ability to increase sales at existing stores, the ability to manage growth and identify suitable locations, failure of an acquisition to produce anticipated results, the ability to successfully manage expenses, including but not limited to, increases in wages, and execute key gross margin enhancing initiatives, the availability of favorable credit sources, capital market conditions in general, the ability to open new stores in the manner and number currently contemplated, the impact of new stores on the business, competition, including competition from online retailers, effective merchandising initiatives and marketing emphasis, the ability to retain vendors, reliance on foreign suppliers, the ability to attract, train and retain qualified employees, product liability and other claims, changes in federal, state or local regulations, potential judgments, fines, legal fees and other costs, breach of information systems or theft of employee or customer data, ongoing and potential future legal or regulatory proceedings, management of the Company’s information systems, failure to develop and implement new technologies, the failure of customer-facing technology systems, business disruption including from the implementation of supply chain technologies, effective tax rate changes, including expected effects of the U.S. Tax Cuts and Jobs Act, and results of examination by taxing authorities, the imposition of tariffs on imported products or the disallowance of tax deductions on imported products, the ability to maintain an effective system of internal control over financial reporting, and changes in accounting standards, assumptions and estimates. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. In addition, there can be no assurance that the Company will continue to pay dividends in any amount or at all. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.